UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 31, 2009

Date of Report (date of earliest event reported)

XTENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33282	41-2047573
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

125 Constitution Drive

Menlo Park, California 94025-1118

(Address of principal executive offices)

(650) 475-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On July 7, 2009, the Company announced that it has postponed its special meeting of the Company’s stockholders at which the stockholders would vote on a proposal to approve the voluntary dissolution and liquidation of the Company.  The Company’s board of directors decided to postpone the special meeting of its stockholders in order to allow for further discussions with parties interested in pursuing an investment in or acquisition of the Company.

The Company continues to hold discussions and negotiate terms and conditions with these parties and others but has not reached agreement with any of these parties on key terms that would cause the Company to delay or postpone the special meeting of its stockholders.

The Company’s special meeting of its stockholders is scheduled for 9:00 a.m. Pacific Time on Monday, August 3, 2009, at the Company’s principal executive offices located at 125 Constitution Drive, Menlo Park, California 94025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTENT, INC.

Date: July 31, 2009	By:	/s/ Gregory D. Casciaro
Gregory D. Casciaro
President and Chief Executive Officer